                             newsrelease
CTS CORPORATION Elkhart, Indiana 46514h(574) 293-7511

                            July 2, 2007
FOR RELEASE:  Immediately

CTS Corporation Authorizes Buyback of Up to Two Million Shares
 of Company Stock

Elkhart, IN…CTS Corporation (NYSE: CTS) announced today that its Board of Directors authorized the repurchase of up to two million of its outstanding shares of common stock, for cash, in the open market on the New York Stock Exchange or in privately negotiated transactions.  The two million shares would represent approximately six percent of the Company’s 36 million outstanding shares of common stock.  Of the previously authorized one million share program dated November 2, 2005, CTS purchased 705,000 shares.  The program expired June 29, 2007.

The purchases will be made from generally available funds of the Company.  The amount, timing and price of purchases will depend on market conditions and other factors.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical, defense and aerospace and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”   To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements.  For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                 Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 293-7511  FAX (574) 293-6146